CONFIDENTIAL TREATMENT REQUESTED
EXHIBIT 10.04

AMENDED AND RESTATED SERVICES AGREEMENT

         THIS AMENDED AND RESTATED SERVICES AGREEMENT (“Agreement”) is effective as of September 11, 2001 (the “Effective Date”) by and between Intuit Inc., a Delaware corporation, with offices at 2535 Garcia Avenue, Mountain View, CA 94043 (“Intuit”), and Ingram Micro Inc., a Delaware corporation, with principal offices located at 1600 East St. Andrew Place, Santa Ana, California 92705 (“Vendor”).

Preamble

         Vendor and Intuit are parties to a Services Agreement (“Initial Agreement”) pursuant to which Vendor agreed to provide Intuit with certain services, including inventory management, order management and related services. Vendor and Intuit now seek to amend and restate the Initial Agreement in its entirety in accordance with the terms and conditions set forth in this Agreement.

NOW THEREFORE, for good and valuable consideration received and to be received by Vendor, Vendor and Intuit agree as follows:

Terms and Conditions

1.     Definitions. For purposes of this Agreement, the following terms shall have the definitions set forth in this Section 1:

(a)  “Annualized Inventory Turn” shall refer to the number calculated by dividing Ingram’s gross monthly shipments of Current Products (as defined herein) by the average daily number of Current Products held by Vendor during such month, and then multiplying the quotient by twelve (12).

(b)  “Business Day” shall mean Monday through Friday, excluding New Year’s Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day, and Christmas Day, or in the event any of these holidays fall on a Saturday or Sunday, the day on which the holidays observed.

(c)  “Current Products” shall mean the products in the Inventory that, at the time the Annualized Inventory Turns are being calculated, are being offered to Customers and shall exclude Promotional Products (as defined herein).

(d)  “Customers” shall mean Intuit’s customers.

(e)  “Intuit” shall mean Intuit and any other Intuit affiliate with respect to which Intuit (i) owns fifty percent (50%) or more of the outstanding stock or other equity interests, or otherwise directs the day to day management of through a written management agreement (including, but not limited to, apps.com, Inc., Boston Light Software Corp., Computing Resources, Inc., EmployeeMatters, Inc. d/b/a QuickBooks Employee, Lacerte Software Corporation, Quicken Loans Inc., and Turning Mill Software, Inc.), and

*	We have requested confidential treatment for certain portions of this document pursuant to an application for confidential treatment sent to the Securities and Exchange Commission (SEC). We omitted such portions from this filing and filed them separately with the SEC.

(ii)  identifies in a written notice given to Vendor (provided that in the event that the addition of such Intuit affiliate results in a material change with respect to the cost of the Services to be provided hereunder, then such addition shall be considered a request for a change in the scope of services subject to Section 3(c)). With respect to the Intuit affiliates specifically referenced in this Section 1(d), by execution of this Agreement, Vendor acknowledges receipt of written notice that such affiliates are included in the definition of Intuit.

(f)  “Intuit Supplier” shall mean manufacturers or other producers or distributors of Inventory from which Vendor may be required to arrange for the transportation and delivery of such Inventory to the Facilities or Customers.

(g)  “Inventory” shall mean product inventory acquired or owned by Intuit that is made available to Vendor for storage and order processing under the terms of this Agreement.

(h)  “Non-Current Products” shall mean all Intuit products in the Inventory that, at the time the Annualized Inventory Turns are being calculated, are no longer being offered to Customers.

(i)  “Promotional Products” shall mean non-standard Intuit products in the Inventory that are intended to be distributed on a promotional basis (e.g., 90 day trials distributed in CD sleeves).

(j)  “Services” shall mean the inventory management, order management and related services described in Section 3, Exhibit A and the Statement of Work (as defined herein).

2.     Independent Contractor. In accordance with the mutual intentions of Intuit and Vendor, this Agreement establishes between them an independent contractor relationship, and all of the terms and conditions of this Agreement shall be interpreted in light of that relationship. The parties do not intend to create a partnership or employment relationship between Intuit and Vendor, and nothing in this Agreement shall be construed to create such a relationship between the parties.

3.     Services.

(a)  The Services and Service Level Requirements. Vendor agrees to perform, on behalf of Intuit, the Services set forth in Exhibit A as such Services are more fully described in a separate statement of work agreement as may be negotiated between the parties from time to time (the “Statement of Work”). All such Services shall be performed in the manner described herein and in accordance with the fee schedule attached hereto as Exhibit B and the service level requirements set forth in Exhibit C and the Statement of Work. Vendor agrees to begin performing the Services as of September 10, 2001 (the “First Shipment Date”), provided that Vendor shall perform

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any preparation necessary to be able to perform as of the First Shipment Date during the period following the Effective Date and prior to the First Shipment Date.

(b)  Changes to Scope of Services. Intuit may request in writing changes that affect the scope of the Services to be performed hereunder. If the parties mutually agree to such a change, then Vendor promptly shall notify Intuit if it believes that the change should result in an adjustment in the fees to be paid to Vendor for the Services. The parties shall then negotiate in good faith a reasonable and equitable adjustment to the applicable fees and/or the Statement of Work. Vendor shall continue to perform the Services pursuant to the existing Statement of Work, and shall not be bound by any change requested by Intuit, until such change has been agreed upon in writing by the parties.

(c)  Program Managers. Each party agrees that its principal point of contact for all matters relating to the Services shall be its “Program Manager” designated in the Statement of Work. Each party may designate an alternate Program Manager by written notice to the other party, provided, however, that each such party consults with the other party when selecting an alternate Program Manager.

(d)  Personnel. During the Term, as more fully described in the Statement of Work, Vendor shall dedicate a minimum of [*] full-time Vendor employees to the provision of the Services. Vendor shall consult with Intuit regarding the selection of and any material changes in the composition of the managerial-level employees who are dedicated to the performance of the Services.

(e)  Inventory. Vendor shall receive, store and process the Inventory in the manner set forth in this Agreement and the Statement of Work. Vendor will use and manage the Inventory only as necessary to perform the Services and as directed by Intuit in writing. If Intuit authorizes Vendor to use other Intuit materials in performing the Services, Vendor agrees to use such materials solely in connection with the performance of the Services. In the event that Vendor uses, distributes or otherwise disposes of the Inventory or other Intuit materials, or permits any third party to use, distribute or otherwise dispose of the Inventory or other Intuit materials other than as set forth in this Agreement, the Statement of Work or authorized in writing by Intuit, then, in addition to any other remedies that may be available to Intuit hereunder, Vendor shall, upon written notice from Intuit (i) immediately cease such unauthorized use, distribution or disposition, (ii) to the extent that any such unauthorized use has the potential to result in a material loss or security threat to Intuit, notify Intuit within three (3) Business Days of the results of its investigation surrounding such circumstances, and (iii) within [*] Business Days implement a plan that is reasonably certain to protect against similar occurrences in the future. Vendor shall comply with all applicable laws, rules and regulations with respect to the handling and disposition of the Inventory, including, without limitation, all environmental and occupational and employment laws, rules and regulations.

*	We have requested confidential treatment for certain portions of this document pursuant to an application for confidential treatment sent to the Securities and Exchange Commission (SEC). We omitted such portions from this filing and filed them separately with the SEC.

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(f)  Controls Against Theft. Vendor agrees to implement and maintain reasonable controls against theft or misappropriation with respect to the Inventory and any other Intuit materials under Vendor’s control. In fulfilling this obligation, Vendor shall utilize controls that are at least equivalent to the controls that it maintains for other similarly sensitive products or components under its control, provided that such controls are at least comparable to the prevailing standards used within the industry to control against theft or misappropriation of inventory similar to the Inventory.

(g)  Cooperation. Vendor acknowledges and agrees that, in order to perform the Services, it will be necessary for Vendor to work directly with Intuit’s manufacturers and other third party service providers. Vendor agrees to cooperate with such manufacturers and third party service providers, including, without limitation, by managing shipments and returns and processing claims for lost Inventory on behalf of Intuit.

4.     Shipping Costs; Facilities.

(a)  Shipping Costs. Vendor shall be solely responsible for arranging and managing all transportation and shipping associated with the delivery of Inventory to the Facilities (“Inbound Delivery”) as well as the delivery of the Inventory from Vendor’s Facilities to Customers (“Outbound Delivery”) as stated in the Statement of Work, including, without limitation, the selection and management of carriers, and the processing of all records and claims with respect to such transportation. Notwithstanding the foregoing, (i) Intuit shall have the right to direct Vendor to refrain from shipping Inventory with carriers that have an unacceptably high number of delays or other performance deficiencies, and (ii) Vendor agrees to utilize such carriers and following such shipping instructions as may be directed by Customers that have their own transportation requirements. Intuit shall be responsible for all shipping costs associated with Inbound Inventory. All shipping costs for Outbound Delivery shall be based on Vendor’s freight rate schedule then in effect, the current version of which is set forth in Exhibit B. In the event of a change in a carrier’s freight rates or discounts offered to Vendor, Vendor may change the freight rate schedule by notifying Intuit not less than thirty (30) days prior to the effective date of the change. Intuit shall pay Vendor for shipping costs in accordance with Section 7.

(b)  Facilities. Vendor shall use the facilities identified in the Statement of Work when performing the Services (each a “Facility”). Vendor shall be fully responsible for the maintenance and operation of each Facility, and shall bear all costs and expenses associated with securing and maintaining the Facilities, including, but not limited to, lease costs, improvements, insurance costs, utilities, communication expenses, security and repair and maintenance costs. Intuit or its agent shall have the right, upon reasonable advance notice, to inspect the Facilities and the Inventory to verify Vendor’s compliance with this Agreement and the Statement of Work; during any such inspection, Intuit shall be entitled to count Inventory, monitor Vendor’s Inventory handling procedures and review applicable bills of lading. Vendor may use other Facilities to

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perform the Services; provided, however, that Vendor [*]. In the event that the parties are unable, through such good faith negotiations, to agree within forty-five (45) days following receipt of written notice of such closure on appropriate pricing adjustments or other measures, then Intuit shall have the right to terminate this Agreement and the Statement of Work without liability.

5.     Electronic Sharing of Information and Reporting.

(a)  Vendor shall ensure that its information management systems relating to the Services (e.g., order processing and inventory management systems) provide the electronic information that is required in the Statement of Work.

(b)  Vendor shall provide Intuit with a set of performance, utilization and status reports as further described in the Statement of Work, which reports shall be provided by Vendor to Intuit in accordance with the delivery procedures and format(s) specified in the Statement of Work.

6.     Reviews.

[*]

(b)  Quarterly Reviews. Not less than twenty (20) days following the end of each calendar quarter, designated team members from both parties will meet and confer (via conference call, if necessary) to review the business and performance during the past calendar quarter. These meetings (the “Quarterly Reviews”) will include a performance review, continuous improvement projects, and management status reviews, cost reduction initiatives and other operational areas and issues. In connection with each Quarterly Review that occurs on or after January 1, 2002, the parties shall gather the data and rate Vendor’s performance in accordance with the a Quarterly Review form (the “Quarterly Review Form”) that measures Vendor’s compliance with the service level requirements set forth in Exhibit C. Such Quarterly Reviews may result in the payment of additional compensation based on such performance ratings (“Quarterly Review Payouts”). The maximum amount of such Quarterly Review Payouts will be $[*] annually, and $[*] of such maximum amount will be allocated to payouts that may be earned by Vendor based on Vendor’s performance ratings relating to [*]. On or before January 1, 2002, the parties will mutually agree upon (i) the content and format of the Quarterly Review Form, (ii) the scoring process to be used for the Quarterly Review Form to determine the amount (if any) of the Quarterly Review Payouts to be paid to Vendor, and (iii) the allocation of the remaining $[*] of the maximum annual amount of the Quarterly Review Payouts to the remaining areas (i.e., [*]) of Vendor’s performance that are rated on the Quarterly Review Form and for which payouts may be earned by Vendor.

*	We have requested confidential treatment for certain portions of this document pursuant to an application for confidential treatment sent to the Securities and Exchange Commission (SEC). We omitted such portions from this filing and filed them separately with the SEC.

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7.     Compensation and Payment.

(a)  Subject to the performance by Vendor of its obligations set forth in this Agreement and the Statement of Work, and except as otherwise provided herein or therein, Intuit will pay Vendor for the performance of the Services in the amounts and in accordance with the schedule specified in Exhibit B. No compensation shall be paid for services rendered by Vendor unless the Services are set forth in the Statement of Work. Vendor shall invoice and Intuit shall pay for the Services in accordance with this Section 7, [*], and (ii) comply with the terms contained therein with regard to the payment and reporting relating to the Services.

[*]

(c)  Vendor shall have the right, in accordance with the warehouse storage rates set forth in Exhibit B, to charge Intuit for the warehouse storage of all Non-Current Products and/or Promotional Products that are not shipped from Vendor’s Facilities within ninety (90) days from the date such Non-Current and/or Promotional Products arrive at Vendor’s Facilities.

(d)  Intuit shall pay Vendor a one-time fee of [*] dollars ($[*]) for fixed costs associated with Vendor’s preparations to provide the Services. In no event shall Intuit be responsible for the payment of any additional fixed costs incurred during the period between the Effective Date and the First Shipment Date (regardless of whether such First Shipment Date occurs on the date set forth in the Statement of Work or at sometime thereafter, as mutually agreed upon by the parties). Following the First Shipment Date, Vendor will submit monthly invoices for the fixed costs outlined in Exhibit B. Vendor will submit separate [*] invoices for (i) freight costs incurred for shipping Inventory to Customers, (ii) supply costs, and (iii) variable costs; each such invoice shall set forth, in reasonable detail, descriptions of the costs incurred during the preceding week, the calculation of the costs related thereto, prior approved disbursements or out-of-pocket expenses then due (if any), and such other information as may be reasonably requested by Intuit. Vendor shall invoice Intuit for travel expenses in accordance with Intuit’s then-current reimbursable expenses guidelines. Vendor will send all invoices to Intuit Inc., Accounts Payable, M.S. 247, P. O. Box 391296 Mountain View, CA 94039-1296, or to such other address as Intuit may designate from time to time. All invoices must reference the number and date of this Agreement.

(e)  Except as otherwise provided in this Agreement, all undisputed payments will be made by Intuit within forty-five (45) days after receipt of the applicable invoice, and shall be sent to Vendor at its address specified in the invoice. In the event that Intuit disputes any invoice rendered or amount paid, Intuit promptly will notify Vendor in writing and the parties shall work together to resolve such dispute expeditiously, provided that the time for payment of the disputed amount on the invoice shall be extended until resolution of the dispute.

*	We have requested confidential treatment for certain portions of this document pursuant to an application for confidential treatment sent to the Securities and Exchange Commission (SEC). We omitted such portions from this filing and filed them separately with the SEC.

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(f)  Vendor shall separately detail in each invoice provided under this Agreement any applicable taxes for goods or services, and shall separately enumerate each category of taxes that Intuit may be required to pay Vendor in connection with the performance of the Services (e.g., sales, use, etc.). Vendor will be responsible and shall pay any taxes based on Vendor’s net income. Vendor will reimburse and indemnify Intuit for any such taxes and contributions and interest and penalties that Intuit may be compelled to pay on account of Vendor’s non-payment of such taxes.

(g)  Vendor agrees that the Inventory and any other Intuit materials provided by Intuit hereunder shall remain the property of Intuit. Vendor shall at all times hold the Inventory and any other Intuit materials free and clear of all liens, claims, and encumbrances, except such liens, claims and encumbrances of third parties that are unrelated to the Services, Vendor or its employees and contractors.

(h)  Vendor will maintain complete and accurate records relating to any fees and payments charged or made in connection with the Services provided under this Agreement. Up to a maximum of two times in any calendar year, Intuit may audit the books, systems, processes and records of Vendor relating to Vendor’s fulfillment of its obligations under this Agreement at Intuit’s expense during normal business hours. Such audit shall be for the purpose of assuring that the Vendor’s performance is in accordance with its obligations under this Agreement and the Statement of Work. Each audit will be conducted in a manner designed to minimize disruption to Vendor’s normal business and shall be conducted on a non-look back basis, i.e. periods to be audited shall exclude periods already audited. In the event Intuit discovers a performance deficiency during an audit, Intuit’s remedy will be as follows: (i) Intuit shall notify Vendor in writing of the deficiency within fourteen (14) days of discovery; and (ii) Vendor will have ten (10) days after receipt of such notice to prepare a plan to correct the deficiency, and twenty (20) days after receipt of such notice to complete correction of the deficiency. Notwithstanding anything to the contrary contained herein, Intuit retains the right to pursue any and all remedies available to Intuit under this Agreement, including, but not limited to, the right to terminate this Agreement under Section 8(b) and any remedies available to Intuit under law or equity.

8.     Term/ Termination.

(a)  Unless otherwise terminated in accordance with this Agreement, the term of this Agreement shall begin on the Effective Date and will continue for a period of three (3) year(s) after the Effective Date (the “Term”). Vendor shall begin and complete the Services on the dates specified in the Statement of Work.

(b)  Either party may terminate this Agreement (i) due to a material breach of this Agreement or the Statement of Work by the other party if such material breach remains uncured for a period of thirty (30) days following receipt of written notice by the breaching party; and (ii) by giving (30) days’ written notice to the other party in the event

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of: (A) any sale or transfer of all or substantially all of such other party’s assets; or (B) any acquisition of a controlling interest in such other party’s voting stock.

(c)  Intuit reserves the right to terminate this Agreement if Vendor fails to comply with any of the performance requirements set forth in the Service Level Attachment, attached hereto as Exhibit C. The termination right granted to Intuit under this Section 8(c) shall not limit or prevent Intuit from terminating this Agreement for any other basis permitted under this Agreement. In addition, the rights and remedies set forth in this Section are in addition to the corrective actions and specific remedies set forth in the Exhibit C, which shall be cumulative. Intuit’s right to terminate pursuant to this Section 8(c) shall be subject to the following procedure:

         (i)  Intuit may notify Vendor in writing of any performance deficiencies within fourteen (14) days of receipt of the monthly report regarding performance. Vendor will have ten (10) days after receipt of such notice to prepare a plan to correct the deficiency, and twenty (20) days after receipt of such notice to complete correction of the deficiency.

         (ii)  Intuit will have the option to terminate this Agreement if (i) Intuit gives more than one (1) notice of deficiency relating to substantially the same performance level requirement set forth in Exhibit C within any twelve (12) month period during the Term, (ii) Vendor fails to prepare a plan to correct a deficiency within ten (10) days or to fully implement a correction to a deficiency within twenty (20) days of receipt of any notice of deficiency, or (iii) Intuit issues three (3) or more notices of deficiency during any consecutive eighteen (18) month period (regardless of whether such notices relate to the same or different performance level requirements). Intuit’s termination right under this Section 8(c) may be exercised upon thirty (30) calendar days from the date of such notice, and Vendor shall have no further right to cure any such deficiency.

(d)  Either party may terminate this Agreement for convenience, without cause, upon at least one hundred eighty (180) days’ prior written notice to the other party.

(e)  In the event of an early termination of this Agreement, Intuit shall compensate Vendor for the Services provided on or before the effective date of the termination and shall compensate Vendor for any approved disbursements and out-of-pocket expenses reasonably incurred by Vendor in connection with this Agreement. Upon termination or expiration of this Agreement, or at any prior time upon the request of Intuit, Vendor will promptly deliver to Intuit or its designee, all Inventory in its possession and all Confidential Information and Materials (as hereinafter defined) Vendor agrees not to retain any copies of Confidential Information or Materials after the termination or expiration of this Agreement. All Inventory shall be returned in substantially the same condition as it was received by Vendor. Notwithstanding the foregoing, if Intuit or Vendor terminates this Agreement in accordance with Section 8, Intuit shall be responsible for the costs of removing the Inventory and delivering it to a new location.

(f)  Prior to the effective date of the termination or expiration of this Agreement, Vendor and Intuit shall develop a mutually acceptable plan to permit Intuit to transition

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the Services in a seamless manner to a succeeding service provider. Vendor agrees to provide reasonable assistance to Intuit in the provision any transition assistance, including, but not limited to, relocation of Inventory, employment of full-time staffing necessary for management of the Inventory transition plan, technical assistance in transitioning and integrating existing databases and information technology systems with alternative solutions, assistance in transitioning to alternative transportation providers, managing Customer service responsibilities transition including returns processing, and providing a dedicated program manager for a period of thirty (30) days following the relocation of the Inventory.

(g)  The provisions of Sections 7, 8(e), 8(f), 8(g), 11, 12, 13, 14, 15, 16 and 18 as well as corresponding provisions of any of the Exhibits, will survive any termination or expiration of this Agreement.

9.     Business Continuity.

(a)  Vendor shall (i) be responsible for business continuity of operations within the scope of the Services being provided; (ii) within thirty (30) days after the Effective Date, submit to Intuit for approval a business continuity plan in a mutually agreed upon format; and (iii) update the business continuity plan, subject to Intuit’s approval, to reflect changes in technology and industry standards on an annual basis.

(b)  Vendor shall provide Intuit reasonable assistance in Intuit’s assessment of Intuit’s business continuity requirements and provide, for Intuit’s approval, a set of alternatives for the development of a viable Intuit business continuity program, and the estimated fees associated with each alternative.

(c)  Vendor shall immediately provide Intuit with a notice of a disaster and, upon the occurrence of a disaster at a site at which Vendor performs all or part of the Services, use best efforts to implement the business continuity plan for such site.

(d)  Vendor shall use its best efforts to restore the Services immediately, but in any event within the period of time set forth in the business continuity plan approved by Intuit. In the event of a disaster, Vendor shall not charge Intuit any fees in excess of the fees set forth in Exhibit B for Vendor to perform the actions outlined in the mutually agreed upon business continuity plan. Whenever a force majeure or a disaster causes Vendor to allocate limited resources between or among Vendor’s customers, Intuit shall receive no less priority in respect to such allocation than any of Vendor’s other customers.

10.     Preferred Logistics Provider. Subject to the performance by Vendor of its obligations hereunder, Intuit agrees that Vendor shall be Intuit’s preferred logistics provider throughout the Term such that if Intuit, including any of its business units, desires to outsource any freight and shipping management, inventory logistics or similar order fulfillment requirements, Intuit will advise Vendor of the opportunity (with at least as much notice as it provides other potential service providers) and permit Vendor to

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present a proposal to perform such services. In the event that Vendor proposes to perform the requested services at the same fee and terms (or better) as other potential service providers, Intuit agrees that it will utilize Vendor with respect to such services. Notwithstanding the foregoing, neither Intuit nor any of its business units shall be required to provide Vendor with the opportunity to make a proposal with respect to freight, shipping, inventory logistics or similar fulfillment requirements where (i) Intuit obtains such services together with other services, or (ii) such services are de minimus and/or Intuit elects not to engage in a competitive bidding process with respect to such services.

11.     Ownership. As between the parties, each party shall retain all right, title and interest (including copyright and other proprietary or intellectual property rights), in its respective trademarks, service marks, trade names, logos, technical notes, technical documentation, scripts, software documentation, training materials, Confidential Information (as defined herein) and any other materials supplied by one party to the other or acquired by one party, on the other’s behalf, under this Agreement, and all legally protectable elements, derivative works, modifications and enhancements thereto (the “Materials”). Nothing in this Agreement shall effect a transfer of copyright rights from either party to the other. Intuit shall retain all right title and interest in the Inventory, including without limitation, any software therein.

12.     Confidential Information.

(a)  For the purposes of this Agreement, “Confidential Information” means the existence and terms and conditions of this Agreement, and all non-public information about the disclosing party’s (or its suppliers’) business or activities that is proprietary and confidential, which shall include all business, financial, technical and other information of either party, whether or not it is marked or designated by such party as “confidential or “proprietary” at the time of disclosure. Confidential Information will not include information that: (i) is in or enters the public domain without breach of this Agreement; (ii) the receiving party lawfully receives from a third party without restriction on disclosure and without breach of a nondisclosure obligation; (iii) the receiving party rightfully knew prior to receiving such information from the disclosing party; or (iv) the receiving party develops independent of any information originating from the disclosing party.

(b)  Each party agrees that: (i) it will not disclose to any third party any Confidential Information disclosed to it by the other party except as expressly permitted in this Agreement; (ii) it will not use any Confidential Information disclosed to it by the other party except as necessary to perform its obligations under this Agreement; and (iii) it will take all reasonable measures to maintain the confidentiality of all Confidential Information of the other party in its possession or control, which will in no event be less than the measures it uses to maintain the confidentiality of its own information of similar importance. Notwithstanding the foregoing, each party may disclose Confidential Information to the extent required by a court of competent jurisdiction or other governmental authority or otherwise as required by law, provided that such party uses reasonable efforts to request confidential treatment or a protective order before such

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disclosure; or on a “need-to-know” basis under an obligation of confidentiality to its legal counsel and accountants.

(c)  Each party acknowledges and agrees that its breach of the provisions under this Section 12 will result in irreparable harm to Intuit and that Intuit will have the right to enforce this Agreement and any of its provisions by injunction, specific performance and/or other equitable relief without prejudice to any other rights and remedies that Intuit may have.

(d)  Nothing in this Agreement shall relieve any party of any of its obligations under any separate non-disclosure agreement between the parties, including any obligation with respect to procedures for handling customer data or other similarly sensitive information. Vendor agrees to comply with the Security Requirements agreement as in effect from time to time (the current version of which is attached as Exhibit F); provided that Vendor will not be obligated to comply with any changes to the Security Requirements unless Intuit provides Vendor with written notice of such changes. References in Exhibit F to “Company” shall be deemed to refer to Vendor.

(e)  All Customer information provided by Intuit to Vendor, or obtained by Vendor from the Customers during the course of performing the Services on Intuit’s behalf (“Customer Information”), including, without limitation, name, phone number, e-mail address, delivery address, company name and billing address, shall be considered Confidential Information for purposes of this Agreement, unless the Customer Information falls within in one of the exceptions stated in Section 12(a). Vendor agrees that, except to the extent necessary to fulfill its obligations hereunder, it will not use any Customer Information for any purpose.

13.     Representations and Warranties.

(a)  Each party to this Agreement represents and warrants that: (i) it is a corporation duly incorporated, validly existing and in good standing; (ii) it has all requisite corporate power and authority to execute, deliver and perform its obligations hereunder; (iii) it is duly licensed, authorized or qualified to do business and is in good standing in every jurisdiction in which a license, authorization or qualification is required for the ownership or leasing of its assets or the transaction of business of the character transacted by it except when the failure to be so licensed, authorized or qualified would not have a material, adverse effect on its ability to fulfill its obligations hereunder; (iv) it shall comply with all laws and regulations applicable to the performance of its obligations hereunder and shall obtain all applicable permits and licenses required of it in connection with its obligations hereunder; and (v) it is not a party to any agreement with a third party, the performance of which is reasonably likely to affect adversely its ability or the ability of the other party to perform fully its respective obligations hereunder.

(b)  Vendor represents and warrants that any and all Services rendered under this Agreement shall be performed by Vendor in accordance with the highest standards of competence within Vendor’s industry. Vendor represents and warrants that to the extent it must perform the Services under this Agreement at Intuit’s facilities, it will do so

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in accordance with Intuit’s performance standards and policies attached hereto as Exhibit G. Vendor shall notify Intuit in writing in advance of Vendor’s desire to retain any subcontractors to support the performance of the Services, but only in such instances when such subcontractors shall be assisting Ingram in the performance of services solely for Intuit. Intuit reserves the right, in its sole discretion, to disapprove such retention. Any such delegation of Vendor’s duties to any subcontractor approved by Intuit shall not relieve Vendor of its obligations under this Agreement.

(c)  EXCEPT FOR THE EXPRESS WARRANTIES MADE OR REFERENCED IN THIS AGREEMENT, NEITHER PARTY MAKES ANY WARRANTIES, EXPRESS OR IMPLIED, CONCERNING THE SUBJECT MATTER OF THIS AGREEMENT, AND EACH PARTY HEREBY DISCLAIMS ANY AND ALL IMPLIED WARRANTIES, INCLUDING, WITHOUT LIMITATION, ANY IMPLIED WARRANTIES OF MERCHANTABILITY AND/OR FITNESS FOR A PARTICULAR PURPOSE AND NONINFRINGEMENT.

14.     Indemnification.

(a)  Vendor agrees to defend, indemnify and hold Intuit and its affiliates, and all of their respective officers, directors, agents and employees, harmless from and against any and all claims, including liabilities, actions, judgments, costs, and expenses and reasonable attorneys’ fees (collectively “Claims”), asserted by a third party arising out of or related to: (i) any breach or alleged breach of any of Vendor’s representations and warranties hereunder; (ii) Vendor’s negligent acts, omissions and/or willful misconduct in supplying the Services under this Agreement; (iii) any obligations imposed by law with respect to any withholding taxes, social security, unemployment or disability insurance, or similar items in connection with any payments made to Vendor for the rendering of Services hereunder; (iv) any claim that the Services infringe or violate any third party’s copyright, U.S. patent, trade secret, or trademark, or other intellectual property right; or, (v) any actual, alleged or contributory patent or copyright infringement, misappropriation of Confidential Information, or violation of other intellectual or proprietary rights related to the provision of the Services.

(b)  Intuit agrees to defend, indemnify and hold Vendor and its affiliates, and all of their respective officers, directors, agents and employees, harmless from and against any and all claims, including liabilities, actions, judgments, costs, and expenses and reasonable attorneys’ fees, asserted by a third party arising out of or related to: (i) any breach or alleged breach by Intuit of any of Intuit’s representations and warranties hereunder; (ii) the negligent acts, omissions and/or willful misconduct of Intuit in using the Services provided under this Agreement; (iii) any claim that the Inventory infringes or violates any third party’s copyright, U.S. patent, trade secret, or trademark, or other intellectual property right, or (iv) any actual, alleged or contributory patent or copyright infringement, misappropriation of Confidential Information, or violation of other intellectual or proprietary rights related to the Inventory.

(c)  The party seeking indemnification under Section 14(a) or 14(b), as the case may be (the “Indemnified Party”), will give prompt written notice to the other party (the

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“Indemnifying Party”). (The failure by an Indemnified Party to give notice as provided, above, shall not relieve the Indemnifying Party of its obligations under this Section 14(c), except to the extent that the failure results in the failure of actual notice and the Indemnifying Party is damaged as a result of the failure to give notice.) In addition, the Indemnified Party will allow the Indemnifying Party to direct the defense and settlement of any such claim, with counsel of the Indemnifying Party’s choosing, and will provide the Indemnifying Party, at the Indemnifying Party’s expense, with information and assistance that is reasonably necessary for the defense and settlement of the claim. The Indemnified Party shall have the right to employ separate counsel and to participate in (but not control) any such action, but the fees and expenses of such counsel shall be at the expense of the Indemnified Party unless: (i) the employment of counsel by the Indemnified Party has been authorized by the Indemnifying Party; (ii) the Indemnified Party has been advised by its counsel in writing that there is a conflict of interest between the Indemnifying Party and the Indemnified Party in the conduct of the defense of the action (in which case the Indemnifying Party shall not have the right to direct the defense of the action on behalf of the Indemnified Party); or (iii) the Indemnifying Party has not in fact employed counsel to assume the defense of the action within a reasonable time following receipt of the notice given pursuant to this Section 14(c), in each of which cases the fees and expenses of such counsel shall be at the expense of the Indemnifying Party. An Indemnifying Party shall not be liable for any settlement of an action effected without its written consent (which consent shall not be unreasonably withheld), nor shall an Indemnifying Party settle any such action without the written consent of the Indemnified Party (which consent shall not be unreasonably withheld). No Indemnifying Party will consent to the entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to the Indemnified Party a release from all liability with respect to the claim.

15.     Insurance. Vendor will, at Vendor’s expense, maintain insurance policies that cover Vendor’s activities under this Agreement and the Statement of Work and the activities of Vendor’s employees, agents, and representatives, including, but not limited to, workers compensation insurance and comprehensive general liability, errors and omissions liability and media liability with minimum limits of insurance of $2 million per claim and $4 million annual aggregate. Vendor will name Intuit as an additional insured on each such policy. Upon the request of Intuit, Vendor shall provide Intuit with a certificate of insurance evidencing such coverages.

16.     Limitation of Liability.

(a)  NEITHER VENDOR NOR INTUIT SHALL BE LIABLE TO THE OTHER PARTY, THE CUSTOMERS, OR ANY OTHER PARTY FOR ANY LOSS, DAMAGE, OR INJURY WHICH RESULTS FROM THE USE BY THE PARTY, A CUSTOMER, OR ANY OTHER PARTY OF INVENTORY DELIVERED TO THE OTHER PARTY OR A CUSTOMER UNLESS THE LOSS OR DAMAGE RESULTS DIRECTLY FROM THE INTENTIONALLY TORTIOUS OR FRAUDULENT ACTS OR OMISSIONS OF VENDOR OR INTUIT, AS THE CASE MAY BE.

13

(b)  IN NO EVENT SHALL ANY PARTY BE LIABLE TO ANY OTHER PARTY HERETO FOR ANY INCIDENTAL, SPECIAL, INDIRECT, PUNITIVE AND/OR CONSEQUENTIAL DAMAGES, EVEN IF THE PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, ARISING FROM OR RELATED TO THE PERFORMANCE OR ANY FAILURE TO PERFORM ANY OF SUCH PARTY’S OBLIGATIONS UNDER THIS AGREEMENT. THE FOREGOING LIMITATION OF LIABILITY SHALL NOT APPLY TO LIMIT DAMAGE RECOVERY WHICH ARISES FROM OR IS RELATED TO (I) A PARTY’S GROSS NEGLIGENCE IN THE PERFORMANCE OF OR THE FAILURE TO PERFORM SUCH PARTY’S OBLIGATIONS HEREUNDER, OR (II) A PARTY’S BREACH OF ITS OBLIGATIONS UNDER SECTION 12 OF THIS AGREEMENT. THE FOREGOING LIMITATION ON LIABILITY ALSO SHALL NOT SERVE TO LIMIT (A) ANY PARTY’S RECOVERY FOR DIRECT DAMAGES FOR BREACH OF THIS AGREEMENT OR ANY REMEDY SPECIFICALLY SET FORTH HEREIN, OR (B) EITHER PARTY’S OBLIGATION UNDER SECTION 14 TO INDEMNIFY THE OTHER AGAINST CLAIMS MADE BY THIRD PARTIES.

17.     Dispute Resolution. Except with respect to claims involving either party’s intellectual property rights or the breach or anticipated breach of either party’s obligations set forth in Section 12, each party agrees to submit in writing any dispute arising out of or relating to this Agreement to mid-level management representatives designated by each party, who will meet by conference or otherwise in an effort to resolve such dispute within five (5) days. If after the fifth day, such dispute cannot be resolved, then each party’s respective Vice-President, or substantial equivalent, shall attempt to resolve the dispute. In the event that the Vice Presidents are unable to resolve any such dispute within twenty (20) days, the parties shall mutually determine a date and location for a meeting between the senior management of each party. Notwithstanding the foregoing, the parties agree, unless otherwise agreed in writing, (i) to try to resolve any such dispute within thirty (30) days after the commencement of any such dispute and (ii) to continue performance of their additional obligations hereunder that are not the subject of dispute during such period. Either party may bring an action in any court of competent jurisdiction if, at the expiration of such thirty (30) day period, the parties remain unable to resolve such dispute.

18.     General.

(a)  Press Releases. The parties may agree to issue joint press releases and other appropriate announcements and presentations regarding the existence or performance of this Agreement, the content and timing of which shall be mutually agreed upon by the parties in writing. Notwithstanding the foregoing, unless required by law, neither party will, without the prior written approval of the other party, make any public statement, press release, presentation, or other announcement relating to the terms, existence of or performance by either party of its obligations under this Agreement.

(b)  Assignment. Neither party may assign this Agreement, in whole or in part, without the other party’s prior written consent, which consent shall not be unreasonably withheld or delayed. Any attempt by either party to assign this Agreement other than as permitted above will be null and void. Subject to the foregoing, this Agreement shall be

14

binding upon and shall inure to the benefit of both parties, their successors and permitted assigns.

(c)  Law and Jurisdiction. This Agreement shall be governed by and construed in accordance with the laws of the State of California, without regard to its conflicts of laws principles. The parties hereby consent to the exclusive jurisdiction and venue in the state and federal courts in either Orange County or Santa Clara County, California.

(d)  Notice. Unless otherwise stated, all notices required under this Agreement shall be in writing and shall be considered given (i) when delivered personally; (ii) five (5) days after mailing, when sent certified mail, return receipt requested and postage prepaid; (iii) one (1) business day after dispatch, when sent via a commercial overnight carrier, fees prepaid; or (iv) upon delivery when sent by facsimile transmission confirmed by telephone. All communications will be addressed as follows (unless changed by notice):

To Vendor: IM-Logistics 1600 East St. Andrew Place Santa Ana, California 92705 Attn: Bryan Moynahan, Vice President Phone: (714) 382-4808 Fax: (714) 566-7994	with a copy to: Ingram Micro Inc. 1600 East St. Andrew Place Santa Ana, California 92705 Attn: General Counsel Phone: (714) 382-2924 Fax:(714) 566-9370

To Intuit: Intuit Inc. 2650 Casey Ave. Mountain View, California 94043 Attn: David Foster Director, Supply Chain Management Phone: (650) 944-2889 Fax: (650) 944-3033	with a copy to: Intuit Inc. 2632 Marine Way Mountain View, CA 94043 Attn: General Counsel, Legal Dept. Phone: (650) 944-6000 Fax: (650) 944-6622

(e)  Force Majeure. Except with respect to delays or failures caused by the negligent act or omission of either party, any delay in or failure of performance by either party under this Agreement will not be considered a breach of this Agreement and will be excused to the extent caused by war, riot or similar civil disturbance, concerted labor action, earthquake, or similar acts of God, provided that the party affected by such event shall immediately begin or resume performance as soon as practicable after the circumstances giving rise to the event of force majeure have abated. Excusable delays do not include lockout, shortage of labor, lack of or inability to obtain raw materials, fuel or supplies or any other industrial disturbance. In no event shall any occurrence of a force majeure event relieve Vendor of its obligations under Section 9. In the event that Vendor is not able to fully resume performance within thirty (30) days after the force majeure event has commenced, Intuit shall have the right to terminate this Agreement and/or the Statement of Work immediately upon written notice to Vendor.

15

(f)  Severability. If any provision of this Agreement is found illegal or unenforceable, such provision will be deemed restated, in accordance with applicable law, to reflect as nearly as possible the original intention of the parties, and the remainder of the Agreement will continue in full force and effect.

(g)  Entire Agreement. This Agreement, including any attachments, schedules or exhibits attached hereto, is the complete and exclusive agreement between the parties with respect to the subject matter hereof, superseding any prior agreements and communications (both written and oral) regarding such subject matter, including, but not limited to, the Initial Agreement. Notwithstanding the foregoing, nothing in this Section 18(g) shall be deemed to supercede the Statement of Work. This Agreement may only be modified, or any rights under it waived, by a written document executed by both parties.

(h)  Waiver. The failure by either party to enforce any term or provision of this Agreement will not be deemed a waiver of future enforcement by that party of that or any other term or provision.

(i)  No Third Party Beneficiaries. This Agreement is intended for the sole and exclusive benefit of the signatories and is not intended to benefit any third party. Only the parties to this Agreement may enforce it.

(j)  Counterparts. This Agreement may be executed in counterparts, each of shall constitute an original, and all of which shall constitute one agreement.

(k)  Headings. The headings in this Agreement are for convenience of reference only and have no legal effect.

16

         IN WITNESS WHEREOF, the authorized representatives of the parties have executed this Agreement as of the date of Effective Date.

Ingram Micro Inc.		INTUIT INC.

By:	/s/ BRIAN C. MOYNAHAN	By:	/s/ KEN R. MUDGE

Name:	Brian C. Moynahan	Name:	Ken R. Mudge

Title:	VP/GM, Sales	Title:	VP Procurement & Operations

17

LIST OF EXHIBITS

EXHIBIT A	DESCRIPTION OF SERVICES

EXHIBIT B	PAYMENTS AND FEES

EXHIBIT C	SERVICE LEVEL COMMITMENTS

EXHIBIT D	[*]

EXHIBIT E	[*]

EXHIBIT F	INTUIT SECURITY REQUIREMENTS

EXHIBIT G	PERFORMANCE STANDARDS AND POLICIES

*	We have requested confidential treatment for certain portions of this document pursuant to an application for confidential treatment sent to the Securities and Exchange Commission (SEC). We omitted such portions from this filing and filed them separately with the SEC.

18

Exhibit A

Description of Services

         The Services shall include, but not be limited to, the following services (as those services are more fully described in the Statement of Work): (a) information technology services, including, but not limited to, reporting services relating to IML’s provision of information technology; (b) inventory management services, including, but not limited to, services relating to postponement processes; (c) order management; (d) warehousing and receiving services, including, but not limited to, services relating to inventory control; (e) fulfillment services; (f) services relating to the launch and operation of a virtual warehouse; (g) transportation services for inbound and outbound Inventory, including, but not limited to, tracking services for the Inventory during shipment; (h) customer services, including, but not limited to, claims and return processes; and (i) invoicing services.

Exhibit B

Payments and Fees

Monthly Fixed Cost

• •	Dedicated Resources and Equipment [*]	$[*] $[*]

Variable Cost

•	Pick, pack and Ship (per unit)	[*]

•	Pick, pack and Ship (per unit) RUSH	[*]

•	Returns (per unit)	[*]

•	Product Destruction (per lb.)	[*]

•	[*]	[*]

[*]

•	[*]	[*]

[*]

•	Pallet Storage per month	$[*]/pallet

[*]

•	Labor rates for [*]

	Between 8 and 5 p.m. (local time) Mon. thru Fri	$[*]/hr/person

	Overtime	$[*]/hr/person

•	Other expenses and travel cost for [*]	Cost+[*]

[*]

Freight Rates

See attached freight schedules.

*	We have requested confidential treatment for certain portions of this document pursuant to an application for confidential treatment sent to the Securities and Exchange Commission (SEC). We omitted such portions from this filing and filed them separately with the SEC.

Proposed Intuit “CUSTOM RATES”
[*] Ground Commercial

weight	zone 2	zone 3	zone 4	zone 5	zone 6	zone 7	zone 8

1	[*]	[*]	[*]	[*]	[*]	[*]	[*]

2	[*]	[*]	[*]	[*]	[*]	[*]	[*]

3	[*]	[*]	[*]	[*]	[*]	[*]	[*]

4	[*]	[*]	[*]	[*]	[*]	[*]	[*]

5	[*]	[*]	[*]	[*]	[*]	[*]	[*]

6	[*]	[*]	[*]	[*]	[*]	[*]	[*]

7	[*]	[*]	[*]	[*]	[*]	[*]	[*]

8	[*]	[*]	[*]	[*]	[*]	[*]	[*]

9	[*]	[*]	[*]	[*]	[*]	[*]	[*]

10	[*]	[*]	[*]	[*]	[*]	[*]	[*]

11	[*]	[*]	[*]	[*]	[*]	[*]	[*]

12	[*]	[*]	[*]	[*]	[*]	[*]	[*]

13	[*]	[*]	[*]	[*]	[*]	[*]	[*]

14	[*]	[*]	[*]	[*]	[*]	[*]	[*]

15	[*]	[*]	[*]	[*]	[*]	[*]	[*]

16	[*]	[*]	[*]	[*]	[*]	[*]	[*]

17	[*]	[*]	[*]	[*]	[*]	[*]	[*]

18	[*]	[*]	[*]	[*]	[*]	[*]	[*]

19	[*]	[*]	[*]	[*]	[*]	[*]	[*]

20	[*]	[*]	[*]	[*]	[*]	[*]	[*]

21	[*]	[*]	[*]	[*]	[*]	[*]	[*]

22	[*]	[*]	[*]	[*]	[*]	[*]	[*]

23	[*]	[*]	[*]	[*]	[*]	[*]	[*]

24	[*]	[*]	[*]	[*]	[*]	[*]	[*]

25	[*]	[*]	[*]	[*]	[*]	[*]	[*]

Proposed Intuit Rates as a % Discount Off Street
[*] Ground Commercial

weight	Zone 2	zone 3	zone 4	zone 5	zone 6	zone 7	zone 8

1	[*]	[*]	[*]	[*]	[*]	[*]	[*]

2	[*]	[*]	[*]	[*]	[*]	[*]	[*]

3	[*]	[*]	[*]	[*]	[*]	[*]	[*]

4	[*]	[*]	[*]	[*]	[*]	[*]	[*]

5	[*]	[*]	[*]	[*]	[*]	[*]	[*]

6	[*]	[*]	[*]	[*]	[*]	[*]	[*]

7	[*]	[*]	[*]	[*]	[*]	[*]	[*]

8	[*]	[*]	[*]	[*]	[*]	[*]	[*]

9	[*]	[*]	[*]	[*]	[*]	[*]	[*]

10	[*]	[*]	[*]	[*]	[*]	[*]	[*]

11	[*]	[*]	[*]	[*]	[*]	[*]	[*]

12	[*]	[*]	[*]	[*]	[*]	[*]	[*]

13	[*]	[*]	[*]	[*]	[*]	[*]	[*]

14	[*]	[*]	[*]	[*]	[*]	[*]	[*]

15	[*]	[*]	[*]	[*]	[*]	[*]	[*]

16	[*]	[*]	[*]	[*]	[*]	[*]	[*]

17	[*]	[*]	[*]	[*]	[*]	[*]	[*]

18	[*]	[*]	[*]	[*]	[*]	[*]	[*]

19	[*]	[*]	[*]	[*]	[*]	[*]	[*]

20	[*]	[*]	[*]	[*]	[*]	[*]	[*]

21	[*]	[*]	[*]	[*]	[*]	[*]	[*]

22	[*]	[*]	[*]	[*]	[*]	[*]	[*]

23	[*]	[*]	[*]	[*]	[*]	[*]	[*]

24	[*]	[*]	[*]	[*]	[*]	[*]	[*]

25	[*]	[*]	[*]	[*]	[*]	[*]	[*]

[*]     [*]     [*]     [*]

*	We have requested confidential treatment for certain portions of this document pursuant to an application for confidential treatment sent to the Securities and Exchange Commission (SEC). We omitted such portions from this filing and filed them separately with the SEC.

[*]

NEXT DAY PRIORITY SERVICE (BY NOON)

Zone

Weight	A	B	C	D	E	F

0 – 500	[*]	[*]	[*]	[*]	[*]	[*]

501 — 1000	[*]	[*]	[*]	[*]	[*]	[*]

1001 — up	[*]	[*]	[*]	[*]	[*]	[*]

Minimum -     [*]

NEXT DAY SERVICE (BY 5:00 PM)

Zone

Weight	A	B	C	D	E	F

0 – 500	[*]	[*]	[*]	[*]	[*]	[*]

501 — 1000	[*]	[*]	[*]	[*]	[*]	[*]

1001 — up	[*]	[*]	[*]	[*]	[*]	[*]

Minimum -     [*]

SECOND DAY SERVICE

Zone

Weight	A	B	C	D	E	F

0 – 500	[*]	[*]	[*]	[*]	[*]	[*]

501 — 1000	[*]	[*]	[*]	[*]	[*]	[*]

1001 — up	[*]	[*]	[*]	[*]	[*]	[*]

Minimum -     [*]

THREE DAY SERVICE

Zone

Weight	A	B	C	D	E	F

0 – 500	[*]	[*]	[*]	[*]	[*]	[*]

501 — 1000	[*]	[*]	[*]	[*]	[*]	[*]

1001 — up	[*]	[*]	[*]	[*]	[*]	[*]

Minimum -     [*]

*	We have requested confidential treatment for certain portions of this document pursuant to an application for confidential treatment sent to the Securities and Exchange Commission (SEC). We omitted such portions from this filing and filed them separately with the SEC.

Inbound LTL and TL – (Retail Only)

Ingram Micro will source LTL and TL carriers through our current optimization model. Based on cost/service parameters, the selection will be tied to the desired service level and lowest cost provider

National Inbound LTL Players

[*]

LTL Inbound Transit Times

Carrier	From	To	Days

[*]	[*]	[*]	[*]

	[*]	[*]	[*]

	[*]	[*]	[*]

	[*]	[*]	[*]

[*]	[*]	[*]	[*]

	[*]	[*]	[*]

	[*]	[*]	[*]

	[*]	[*]	[*]

*	Indicates the preferred LTL carrier selection based on transit and “normal” business flow.

The current Inbound LTL pricing is based on a flat rate per pound of [ * ].

National Inbound TL Players

[*]

The TL player or combo thereof will be selected based on commitment to the TL sourcing required to meet service levels. TL carriers are insured for [*] per load. Under no circumstance can truckload product value shipped from MMI be over [*] in replacement cost. [*] Costs are subject to change for various reasons including but not limited to fuel surcharge. The current rates in effect are as follows:

From	To	Rate/Mile	Fuel Surcharge/Mile	Markup	Total Cost

[*]	[*]	[*]	[*]	[*]	[*]

[*]	[*]	[*]	[*]	[*]	[*]

[*]	[*]	[*]	[*]	[*]	[*]

[*]	[*]	[*]	[*]	[*]	[*]

*	We have requested confidential treatment for certain portions of this document pursuant to an application for confidential treatment sent to the Securities and Exchange Commission (SEC). We omitted such portions from this filing and filed them separately with the SEC.

Outbound Freight Sourcing – (Retail Only)

IML will make available to Intuit the complete list of carriers that have current contracts in place with IML. IML will leverage IM-First for pre-paid carrier selection, which optimizes the freight by shipping lane. Inbound and Outbound freight rates are subject to change at any time.

For shipments other than LTL and TL, IML will leverage the current IML volume freight rates and will provide Intuit market competitive rates including an administrative fee that is based on IML’s markup.

The current Outbound LTL pricing is based on a flat rate per pound of [*].

Outbound TL pricing will be addressed on an as needed basis through a process of market spot quotation.

In the event that Intuit would instruct IML to 3rd Party Bill Freight charges, Intuit agrees to open discussions with IML regarding the back-end costs incurred by IML and how those can be shared.

[*]

*	We have requested confidential treatment for certain portions of this document pursuant to an application for confidential treatment sent to the Securities and Exchange Commission (SEC). We omitted such portions from this filing and filed them separately with the SEC.

DOMESTIC ZONE CHART

[Graphic – map of the United States showing breakdown of shipping regions for the shipper [*]]

*	We have requested confidential treatment for certain portions of this document pursuant to an application for confidential treatment sent to the Securities and Exchange Commission (SEC). We omitted such portions from this filing and filed them separately with the SEC.

APPENDIX A

Ingram Micro

SAME DAY / NEXT FLIGHT OUT

Minimum	[*]
Rate Per Pound	[*]

PRIORITY SERVICE (BY NOON)
Minimum $ [*]

ZONE	A	B	C	D	E	F

0 — 500	[*]	[*]	[*]	[*]	[*]	[*]

501 — 1000	[*]	[*]	[*]	[*]	[*]	[*]

1001 & UP	[*]	[*]	[*]	[*]	[*]	[*]

NEXT DAY SERVICE (BY 5:00 PM)
Minimum $ [*]

ZONE	A	B	C	D	E	F

0 — 500	[*]	[*]	[*]	[*]	[*]	[*]

501 — 1000	[*]	[*]	[*]	[*]	[*]	[*]

1001 & UP	[*]	[*]	[*]	[*]	[*]	[*]

SECOND DAY SERVICE
Minimum $ [*]

ZONE	A	B	C	D	E	F

0 — 500	[*]	[*]	[*]	[*]	[*]	[*]

501 — 1000	[*]	[*]	[*]	[*]	[*]	[*]

1001 & UP	[*]	[*]	[*]	[*]	[*]	[*]

THREE DAY SERVICE
Minimum $ [*]

ZONE	A	B	C	D	E	F

0 — 500	[*]	[*]	[*]	[*]	[*]	[*]

501 — 1000	[*]	[*]	[*]	[*]	[*]	[*]

1001 & UP	[*]	[*]	[*]	[*]	[*]	[*]

•	Rates are Door to Door and subject the terms and conditions of the Agreement.

•	[*]

•	[*]

•	[*]

*	We have requested confidential treatment for certain portions of this document pursuant to an application for confidential treatment sent to the Securities and Exchange Commission (SEC). We omitted such portions from this filing and filed them separately with the SEC.

Exhibit C

Service Level Commitments

Beginning January 1, 2002, IML shall be required to perform the Services in accordance with the Service Level Commitments described in this Exhibit C.

Order Management & Customer Service

•	[*]% of orders will be printed (released to the warehouse) on the same business day received. This calculation will exclude all exception orders such as new store opening, future dated orders, ship completes, backorders, and pallet orders.

•	[*]% of all electronic proof of delivery (ePOD) data that is provided by the carriers (that have existing EDI 214 connections with IML) will be delivered to Intuit within [*] of report availability from carrier to IML.

•	[*]% of all manual proof of delivery (POD) information (from those carriers that do not have existing EDI214 connections with IML) will be delivered to Intuit within [*] of delivery notification from carrier to IML.

•	No less than [*]% uptime of online access to IML’s system (Impulse) via IngramMicro.com and/or CAPS during regular business hours due to an IML systemic failure. IML will notify Intuit a minimum of [*] prior to any Scheduled Downtime (as defined herein) to IML’s systems (IMpulse, IngramMicro.com and CAPS).

•	IML response to customer shipment claim inquiries (as defined in the Statement of Work) is no more than 48 hours from the time IML receives the customer inquiry. IML will provide final resolution (acceptance or denial) on 98% of all claims within 15 business days.

Fulfillment Services

•	[*]% On-Time Fulfillment: Provided IML has adequate Inventory to fulfill the order, and provided the order is received before the[*]. (Local Standard Time) Cut-Off Time, IML will process [*]% of all printed orders on the business day received unless daily volume exceeds [*] orders, [*] lines, or [*] units in the [*] facility and [ * ] orders, [*] lines, or [*] units in the [*] facility. Printed orders in excess of these amounts will be given an additional business day for processing. This calculation will exclude all exception orders such as new store opening, future dated orders, ship completes, backorders, and pallet orders. [*]% of those orders released after the[*]. (Local Standard Time) Cut-Off Time will be processed by IML by the Cut-Off Time on the following business day.

•	[*]% Fulfillment Accuracy: calculated by adding the total approved short ship units (code SS) + overship units (code OS) + warehouse picking error units (code WW) and dividing the sum by total units shipped

[*]

*	We have requested confidential treatment for certain portions of this document pursuant to an application for confidential treatment sent to the Securities and Exchange Commission (SEC). We omitted such portions from this filing and filed them separately with the SEC.

ERP and IT Integration

•	[*]% up time for any IML-operated FTP site used for scheduled business transactions for Intuit and or its business partner(s)

•	Turnaround time of no more than one hour for an EDI997 response to an Intuit EDI850 transaction provided no value added network (VAN) outages.

•	[*]% Advanced Ship Notice (ASN/EDI856) accuracy as measured by Intuit number of monthly failure notifications caused by IML.

•	No more than [*] within a given month where IML business applications fail to process or send scheduled transactions.

•	IML will communicate any IML system failures affecting Intuit, and provide to Intuit updates as to the status of such failures based on the following escalation procedure:

Priority Level	Description	Escalate After	First Update to Customer

P1	Production system is down; unable to conduct business or possibility of immediate severe financial impact to business	[*]	1 hour from time of original call

P2	Production system partially impacted; business continues; some financial impact possible	[*]	2 - 3 hours from time of original call

P3	Minimal Impact to production systems	[*]	Within 24 hours

•	IML will notify Intuit once per day of all rejected orders on the FTP EDI acknowledgment report (EDP945), which will be posted, to the Intuit/IML FTP site nightly. In addition, IML will notify Intuit within 3 business hours of any order that is rejected the same day it has been received by IML.

•	IML will ensure Impulse up time % of at least [*]% of the time during the term excluding Scheduled Down time for batching and end of fiscal month activity as follows:

For purposes of these Service Level Commitments, “Scheduled Downtime” for IML’s CAPS and the WEB systems include downtimes that affect Intuit’s access to real time pricing and availability, ordering, order status and rma status; provided that such downtimes occur during the following times:
Monday thru Friday — Midnight to 4AM PST
Saturday — 8PM to Midnight PST
Sunday — Midnight to 9AM and 3PM to 7PM PST

*	We have requested confidential treatment for certain portions of this document pursuant to an application for confidential treatment sent to the Securities and Exchange Commission (SEC). We omitted such portions from this filing and filed them separately with the SEC.

Scheduled Downtime shall also include the following times:
IML’s system shuts down on Saturday at 3PM PST until Monday at 4AM PST on the following dates during the remainder of this fiscal year:
August 25, 2001
September 29, 2001
October 27, 2001
November 24, 2001
December 29, 2001

IML will publish scheduled downtime dates for years 2002 & 2003 as they become available.

These additional periods of Scheduled Downtime are necessary because IML performs batch processing for its fiscal month ends and shuts down its systems during these times.

Orders received during downtimes will be queued and processed when the system is available.

Report Capabilities & Metrics

•	Intuit will rely upon [*]% accuracy for all IML produced reports. IML will perform self-audits to ensure accuracy and inform Intuit immediately of any defects and provide Intuit with a corrective action plan within 1 business day. Intuit may conduct random audits to ensure compliance. Accuracy of IML reports is considered critical to business and Intuit will institute the following plan:

[*]

•	Timeliness of reports. Daily FTP files to be available by 5:30 AM PST and the weekly FTP files to be available by 5:30 AM PST Monday mornings.

•	Reports covered by these Service Level Commitments are described in in Attachment C of the Statement of Work.

Warehousing & Inventory Management

•	[*]% Sku/Product set up accuracy, based on Intuit-provided information/Sku set up documentation.

•	[*]% Inventory Shrinkage Accuracy based on twice yearly physical audits and calculated based on total sku level net physical inventory adjustments in units divided by total inventory movement in units from the previous physical inventory date. IML will resolve any inventory discrepancy within [*] and report back data, root cause and solution to Intuit.

*	We have requested confidential treatment for certain portions of this document pursuant to an application for confidential treatment sent to the Securities and Exchange Commission (SEC). We omitted such portions from this filing and filed them separately with the SEC.

•	[*]% Inventory Accuracy based on daily cycle count/shortages. Monthly calculation on absolute cycle count unit inventory adjustments divided by total inventory unit movement. IML will resolve any inventory discrepancy within [*] and report back data, root cause and solution to Intuit.

•	No more than [*] of all Intuit’s contract manufacturer’s Less than Truckload (LTL) and Truckload (TL) orders arriving no more than [*] business days for Replenishment and, upon Intuit’s request, [*] business day for expedited orders from Intuit’s contract manufacturer’s facility to IML’s distribution center and as scheduled below.

•	Intuit’s contract manufacturer located in [*]

•	Intuit’s contract manufacturer located in [*] (except [*], which will be [*] business days)

Countdown to measure this service level will start [*]. Shipment date = day 0. Corrective action is as follows in the schedule below. [*]

Returns Management

•	[*]% accuracy on returns reconciliation calculated on total Intuit-approved return unit discrepancies (code RT) divided by total return unit inventory movement.

•	[*]% of all data collection for door logging of all inbound RMA’s, inclusive of shipping ID number for audit purposes

•	Returns Cycle Time: No more than [*] business days to process Intuit returns from the date of IML’s receipt of such returns.

*	We have requested confidential treatment for certain portions of this document pursuant to an application for confidential treatment sent to the Securities and Exchange Commission (SEC). We omitted such portions from this filing and filed them separately with the SEC.

EXHIBIT D

[*]

*	We have requested confidential treatment for certain portions of this document pursuant to an application for confidential treatment sent to the Securities and Exchange Commission (SEC). We omitted such portions from this filing and filed them separately with the SEC.

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Exhibit E

[*]

*	We have requested confidential treatment for certain portions of this document pursuant to an application for confidential treatment sent to the Securities and Exchange Commission (SEC). We omitted such portions from this filing and filed them separately with the SEC.

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Exhibit F: Basic Security Requirements for Customer Data

Definitions

For the purposes of this Exhibit, the following definitions shall apply.

Personally-Identifiable Information: Information that identifies or can be used to identify, contact, or locate the person to whom such information pertains. It includes, without limitation, the following information:

Secret Information: Information that is used to protect other Personally-Identifiable Information. Generally, Secret Information is not disclosed to outside parties under any circumstances. Secret Information includes customer passwords, private encryption keys, and private signature keys.

Sensitive Information: Any information that could be misused in such a way as to jeopardize the financial or legal position of its owner, or of the person or company described by the information. Sensitive Information includes customer account numbers, Social Security numbers, taxpayer identification numbers, credit card numbers, customer account balances, customer financial information and transactional activity, medical records, and legal records.

Restricted Information: Information that is not Secret or Sensitive, but whose permissible use has been restricted by its owner. Restricted information includes customer names, customer street or e-mail addresses, customer telephone numbers, and records of customer services and other data relating to the products and services offered, received, or purchased by customers of Intuit or the Company.

A.	Controlling Access to Personally-Identifiable Information

1.	Access to Personally-Identifiable Information stored on Company’s systems must not be granted to members of Company’s staff, subcontractors, or other agents, unless all of the following conditions are met:

a)	The staff member, subcontractor, or other agent requesting the access can be uniquely identified (e.g., by a unique User ID)[*];

b)	The staff member, subcontractor, or other agent requesting the access has entered a correct password or other authorizing token to indicate that he/she is the authorized user of this account. If passwords are the only method used for authentication, they must satisfy certain minimal standards mutually agreeable to Intuit and Company that make them sufficiently robust to effectively resist both educated guessing and brute-force attacks. [*]

c)	In all cases, access permissions must be established in a manner that allows only for the minimum access level(s) required for each staff member, subcontractor, or other agent to perform his or her job function. The ability to read, write, modify or delete Personally-Identifiable Information must be limited to those individuals who are specifically authorized to perform those data maintenance functions.

d)	[*]

2.	Personally-Identifiable Information stored on Company’s systems must be stored behind firewalls with access to such information limited as described in paragraph A.1.

3.	It is recommended that Secret Information never be stored in clear text on Company’s systems. At a minimum, it is recommended that financial services industry-standard encryption techniques be employed to safeguard Secret Information in Company’s systems from retrieval by unauthorized persons. Whenever possible, it is recommended that message digest algorithms such as SHA-1 or MD5 be used to hash and verify the user’s password, and that “salt” be added to the input string prior to encoding to make it unlikely that the same password text chosen by different users will yield identical encodings.

4.	Passwords used by Company’s customers are not required to conform to the password standards described in paragraph A.1.b; however, Company must not provide any of its customers with access to Personally-Identifiable Information other than that which pertains to such customer, except as permitted in writing by the affected person or as otherwise required by law.

5.	Procedures must be in place to modify or revoke access permissions to Personally-Identifiable Information when staff members leave the Company or when their job responsibilities change.

6.	Printed material that contains Personally-Identifiable Information must be stored in secured areas to which access is limited to those staff members who have a business need to access it. It must also be disposed of in a secure manner. Whenever possible, it is recommended that secure disposal alternatives such as on-site shredding prior to recycling or placement in publicly-accessible locked trash bins with subsequent off-site shredding by a licensed contractor be implemented.

B.	Transmitting Personally-Identifiable Information

1.	Unless restricted by law, or as discussed in paragraph D.1, Company must not electronically transmit Secret or Sensitive Information over publicly-accessible networks without using 128-bit SSL or another

*	We have requested confidential treatment for certain portions of this document pursuant to an application for confidential treatment sent to the Securities and Exchange Commission (SEC). We omitted such portions from this filing and filed them separately with the SEC.

mechanism that affords similar or greater security and confidentiality. If legal restrictions limit the use of 128-bit SSL encryption technology, Company must use the strongest encryption technology permitted.

2.	Personally-Identifiable Information must never be passed in a URL (e.g., using a Get method) in a manner that potentially exposes the information to third parties and causes such information to appear in log files.

C.	Maintaining a Secure Environment

1.	To protect the accuracy and integrity of Personally-Identifiable Information, all such data stored in electronic form must be backed up regularly (no less often than weekly), and the backups stored in secure, environmentally-controlled, limited-access facilities.

2.	Company must use commercially-reasonable efforts to install any security-related fixes identified by its hardware or software vendors, if the security threat being addressed by the fix is one that significantly threatens the privacy or integrity of any Personally-Identifiable Information covered by this Agreement. Such upgrades must be made as soon as they can safely be installed and integrated into Company’s existing architecture and systems.

3.	Intuit may, from time to time, advise Company of recent security threats that have come to its attention, and require Company to implement specific modifications to its software, policies, or procedures that may be necessary to counter these threats. Company must implement these modifications within a mutually-agreeable time, or must obtain written permission from Intuit to take some other commercially-reasonable course of action to preserve the privacy and integrity of any Personally-Identifiable Information.

4.	Company must immediately notify the Intuit Security SPOC (see below) if it knows or suspects that Personally-Identifiable Information has been compromised or disclosed to unauthorized persons, or if there has been any meaningful or substantial deviation from the requirements of this Exhibit.

5.	Notwithstanding the minimum standards set forth in this Exhibit, Company must use commercially-reasonable efforts to monitor and periodically incorporate reasonable industry-standard security safeguards.

D.	Electronic Mail

1.	Company must not send any Secret Information in an e-mail message over publicly-accessible networks unless the e-mail is encrypted using a previously-approved encryption mechanism or is otherwise made secure with an approach that has been mutually agreed upon in advance by Intuit and Company. It is recommended that Company not send any Sensitive or Restricted Information in an e-mail message over publicly-accessible networks unless the e-mail is encrypted or otherwise secured as described above.

2.	Company and its subcontractors and agents must not reveal the Personally-Identifiable Information of one customer to any other customer or other third party, in any e-mail or other communication, except as permitted in writing by the affected person, as deemed appropriate in light of the interests of the affected person, or as otherwise required by law.

E.	Reviews, Audits, and Remedies

1.	Upon 14 days’ prior written notice to Company, Intuit (or its agent) may enter Company’s premises and inspect such of Company’s books, records, facilities and computer systems as Intuit and Company shall mutually agree is necessary to ensure that Company complies with the terms and conditions of this Exhibit. Intuit or its agent shall comply with Company’s standard policies and procedures that apply to third party companies that have access to Company’s premises, and Intuit or its agent shall access Company’s premises during Company’s normal business hours.

2.	Notwithstanding any cure period in this Agreement to the contrary, Intuit, at Intuit’s reasonable discretion, may require correction of any demonstrated problem that significantly threatens the security of Personally-Identifiable Information within a shorter period of time. Intuit shall provide written notice of the problem to Company, and Company must immediately take appropriate steps to correct the problem. If Company fails to correct any demonstrated security problem within a commercially-reasonable time, factoring in the work that must be completed to address the problem, and resulting in the material disclosure or threatened disclosure of Personally-Identifiable Information, Intuit may instruct Company to take such interim measures as are necessary to protect Personally-Identifiable Information. If Company fails or refuses to take such interim and/or permanent measures which are necessary to prevent the material disclosure of Personally-Identifiable Information within a commercially reasonable time, Intuit may terminate any and all affected agreements between Intuit and Company for cause.

F.	Compliance with U.S. Laws and Regulations

Company shall comply with all applicable federal, state, and local laws and regulations.

G.	Changes to Requirements

Intuit may, in its sole discretion, amend these requirements from time to time, as required by law or otherwise.

H.	Contact Information

The primary business contact person for each party under this Agreement shall designate a primary and an alternate single point of contact for security issues for such party (a “Security SPOC”) and provide mail, email, telephone, home telephone, and pager or portable telephone contact information for such persons. Both parties agree that either the primary or alternate Security SPOC will be available at all times (“24/7/365”). Such designation and information must be given in writing to the other party within ten (10) business days after the effective date of the Agreement. Any updates to the same shall be given promptly in writing to the other party.

Exhibit G

Intuit Performance Standards and Guidelines

Vendor agrees to adhere to the following standards for performance under this Agreement:

1) Personal Conduct. Vendor, including its employees and subcontractors, shall adhere to the same type of rules of personal conduct governing Intuit’s employees, including, without limitation, the following rules of conduct:

(a)  No person under the influence of intoxicants or narcotics shall be allowed on Intuit’s property, nor shall any person have in his or her possession any intoxicant or narcotics.

(b)  Unprofessional conduct such as horseplay, wrestling, fighting, gambling, fighting, and threatening behavior, will not be permitted.

(c)  There shall be no instances of sexual harassment or any other type of harassment of any kind, including harassment on the basis of sex, race, color, religion, gender, age, mental or physical disability, medical condition, national origin, martial status, veteran status, sexual orientation, or other characteristic protected under federal or state law or local ordinance. Vendor’s personnel shall not harass any other person by verbal, physical, or visual means or in any manner.

2) Accident Prevention. Vendor, including its employees and subcontractors, shall exercise precaution at all times during the performance of Services in connection with this Agreement for the protection of persons (including Vendor’s employees and subcontractors) and property. Vendor shall observe any and all safety provisions of applicable laws and regulations. Vendor shall guard machinery and equipment, and eliminate any other hazards in accordance with the applicable Safety Orders of the Industrial Accident Commission of the State of California. Vendor shall provide all necessary barriers, signs, lights, and watchmen during the performance of Services in connection with this Agreement. Any and all damages during the performance of the Services under this Agreement from whatever cause, shall be borne and sustained by Vendor, and all work shall be solely at Vendor’s risk until it has been finally approved and accepted by Intuit.

3) Security. Vendor shall at all times perform Services under this Agreement in a manner to avoid the risk of loss, theft, or damage by vandalism, sabotage or other means to any property. Vendor shall promptly take all reasonable precautions which are necessary and adequate to protect against conditions which involve a risk of loss, theft or damage to its property, Intuit’s property, and the work site. Vendor shall continuously inspect all its work, materials, and equipment facilities to discover and determine any of the above-described conditions and Vendor shall be solely responsible for discovery, determination and correction of any such conditions. Vendor shall cooperate with Intuit on all security matters and Vendor shall promptly comply with any project security requirements established by Intuit. Compliance with these security requirements shall not relieve Vendor of its responsibility for maintaining adequate security, nor shall such compliance be construed as limiting Vendor’s obligation to undertake reasonable action as required to comply with the terms and conditions of this Agreement. Vendor shall prepare and maintain accurate reports of incidents of loss, theft or vandalism and Vendor shall furnish these reports to Intuit in a timely manner. Vendor is solely responsible for the safety of its own personnel.

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4) Entry on Intuit’s Property. While Vendor is on Intuit’s property, Vendor will maintain strict work discipline and shall comply with Intuit’s site policies, procedures, and programs relevant to Vendor’s provision of Services. In the event of any accident or other occurrence resulting in personal injury or illness when Vendor is on Intuit’s property, Vendor shall immediately notify Intuit. Upon Intuit’s request, Vendor shall provide Intuit with documentation fully describing the accident and injury or illness and the actions implemented to prevent similar occurrences.

5) Governmental Permits and Notifications. Vendor shall investigate the need for, and shall procure in its own name to the extent allowed by law, all governmental permits, notifications, approvals and inspections required for the performance of Vendor’s Services under this Agreement. Vendor shall promptly notify Intuit in writing if any such permit or approval lapses, or is modified or revoked. If, under applicable law, any such permits or approvals must be procured in Intuit’s name, Vendor shall promptly so inform Intuit and shall assist Intuit in obtaining such permits or approvals.

6) Occupational Safety and Health. All laws, interim and permanent standards, rules and regulations of the Occupational Safety and Health Act; all state and federal laws and regulations relating to safety and health standards, procedures and programs relating to safety and health are incorporated into this Agreement by this reference. Vendor agrees to perform the Services in compliance with, and to furnish only supplies, articles, and equipment that comply with, such laws, standards, regulations, policies, procedures, and programs.

7) Warning Signals. To the extent required by law or necessary to protect the health and safety of Intuit’s employees, agents and visitors, Vendor shall ensure that the area of work where Vendor is to furnish the Services is appropriately isolated and posted with clear and conspicuous warning notices advising Intuit’s employees, agents and visitors of any hazards that may be associated with the work performed by Vendor hereunder.

8) Cooperation. Vendor shall cooperate with Intuit in performing Services under this Agreement so as to minimize any potential interference with Intuit’s other activities, to protect the safety and health of Intuit’s employees, agents and visitors, and to safeguard the security and integrity of Intuit’s property.

9) Environmental Health and Safety: Vendor shall comply with Intuit’s environmental, health, and safety site policies, procedures, and programs that may apply to Vendor’s obligation to provide Services. Vendor acknowledges and agrees that it is Vendor’s responsibility to understand all site policies, procedures, and programs relating to environmental protection, safety and health and to ensure that Vendor’s employees and contractors understand such policies, procedures, and programs. Vendor agrees to provide Services in compliance with, and to furnish only supplies, articles, and equipment that comply with such policies, procedures, and programs.

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10) Releases to Environment: In performing Services under this Agreement, Vendor shall not discharge, release or emit, or cause to be discharged, released or emitted, any hazardous or non-hazardous substance into the environment, without the prior written approval of an authorized representative of Intuit’s Environmental, Health and Safety Department. If any discharge, release or emission not so approved by Intuit occurs, Vendor shall inform Intuit immediately, shall promptly undertake all reasonable efforts to contain and cease such activity, and shall restore all property to its original condition.

11) Hazardous Materials. Whenever Vendor uses or stores flammable, explosive, or other hazardous materials or hazardous equipment or uses hazardous or unusual methods necessary for its performance of the Services, Vendor shall exercise utmost care and shall carry on such activities under supervision of properly trained personnel and in accordance with all Intuit policies, programs and procedures related to hazardous materials. Vendor shall not take any remedial action with regard to hazardous materials used in the performance of the Services or enter into any settlement agreement, consent decree or other compromise relating thereto without first notifying Intuit in writing of Vendor’s intention to do so and affording Intuit ample opportunity to protect its interests. Whenever Vendor is aware of any of the following actions regarding hazardous materials that are instituted, completed or threatened, Vendor shall immediately notify Intuit, in writing: i) any government or regulatory action, ii) any claim against Vendor or Intuit, and iii) any reports, complaints, notices or warnings of asserted violations to any governmental agency.

12) Waste Handling. Vendor shall manage, handle and dispose of all wastes generated by its Services properly and in accordance with all applicable governmental requirements, including those applicable to hazardous waste and all Intuit policies, programs, and procedures related to waste handling. Vendor shall promptly deliver to Intuit copies of manifests or applicable shipping documents reflecting the legal and proper disposal of any hazardous materials that Vendor has caused to be removed from any of Intuit’s premises. Except as otherwise approved in writing by an authorized representative of Intuit, Vendor shall not (i) dispose of any waste on, in, under or about Intuit’s property or any container thereon, or (ii) list Intuit as a waste generator.

13) Disputes and Work Stoppages. No dispute between labor organizations and Vendor shall be permitted to occur or be manifested on any Intuit site, and Vendor agrees to employ personnel and other agents for the Services who will work at all times in harmony with Intuit’s personnel and other agents. Vendor agrees not to participate in or encourage any cessation of the Services that may occur as a result of any such labor dispute, however Vendor may participate in lawful negotiations. Should there be a stoppage of the Services that involves, but is not limited to, the participation of Vendor’s personnel or other agents, or third party actions involving informational or organizational picketing, Vendor agrees to take appropriate and prompt action to provide qualified personnel or other agents to perform the Services. If Vendor is unable to provide such personnel or other agents, Vendor agrees to reimburse Intuit any financial expenses incurred by Intuit in causing the Services to be provided by another.

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